Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this amendment to the Registration Statement on Form S-3 of our reports dated March 31, 2023, relating to the financial statements of Ribbon Communications Inc. and the effectiveness of Ribbon Communications Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Ribbon Communications Inc. for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Dallas, Texas

May 17, 2023